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                                                                    EXHIBIT 99.1

Contact:  Todd Fromer or Michael Cimini
          KCSA Worldwide
          212-682-6300

              SOURCE INTERLINK REPORTS RECORD THIRD QUARTER RESULTS
              -----------------------------------------------------

                  NET INCOME CLIMBS 44%; REVENUE INCREASES 14%

BONITA SPRINGS, FL, DECEMBER 11, 2003 - SOURCE INTERLINK COMPANIES (NASDAQ:
SORC), the largest direct-to-retail distribution/fulfillment company and leading provider of magazine information and management services for retailers and publishers, today announced revenue for the third quarter ended October 31, 2003, rose 14% to $92.0 million compared to $80.9 million in the same period last year. Net income was $4.6 million, or $0.23 per diluted share, before a non-recurring refinance charge totaling $615,000 after the effect of taxes. Including the refinance charge, net income was $4.0 million, or $0.20 per diluted share. The diluted weighted average shares outstanding for the three months ended October 31, 2003, were 20.3 million.

For the nine months ended October 31, 2003, Source Interlink reported revenue of $258.2 million, an increase of 17% from $221.6 million in the corresponding period last year. Net income, excluding the one-time finance charge and the relocation expenses of $1.7 million which total $1.9 million after the effect of taxes, was $9.4 million, or $0.48 per diluted share. Including the refinance charge and relocation expenses, net income was $7.5 million, or $0.39 per diluted share.

Leslie Flegel, Source Interlink chairman and chief executive officer, said, "Our record third quarter results reflect an increase in sales and the continued success of Source Interlink's integration and consolidation efforts in all operating divisions. The company's new corporate infrastructure has created significant operating leverage that contributed significantly to gains in our third quarter profits. In the third quarter, operating income climbed to $7.3 million and operating profit margins were 7.9%. Source Interlink has made tremendous strides this year by completing the relocation of worldwide headquarters to Bonita Springs, strengthening our management team and signing new business deals, and we are now realizing the benefits of all our efforts. The company's recent achievements strengthen our market position and enhance our ability to deliver strong shareholder value."

Source Interlink's direct distribution/fulfillment division, Interlink, reported revenue of $68.1 million in the third quarter, an increase of 18% compared to $57.6 million in the year-earlier period. Third quarter gross profit was $16.1 million or 23.6% of the division's revenue compared to $13.0 million or 22.5% of the division's revenue for the same period last year. "Interlink's position as the largest U.S. importer of foreign magazine titles and a leading exporter of U.S. titles to international markets provides vast growth potential for our company and has been


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enhanced by a new international operations office in London. As we expand our market share overseas, we are confident in our ability to extend our unique direct distribution and fulfillment model, as well as front-end management and information products and services, to the European markets and achieve our goal of becoming a global leader."

In-Store Services reported third quarter revenue of $17.2 million versus $18.5 million in the same period a year ago. Third quarter gross profit was $7.8 million or 45.3% of the division's revenue as compared to $6.8 million or 36.8% of the division's revenue last year. "Gross profit for the division was markedly improved despite lower revenue as a result of reduced pricing pressures and improved operating efficiencies compared to the third quarter last year. Margins were a disappointment last year and we were able to follow through on our commitment to lead a successful turnaround. Additionally, information management and rebate services maintained their steady performance and operated at record levels. We expect margins to continue to improve as we integrate our front-end management services with Interlink to produce merchandising displays filled with non-magazine consumer products that are ready for immediate sale by retailers," said Flegel.

Wood Manufacturing reported revenue of $6.7 million compared to $4.9 million in the same period last year, an increase of 37%. Third quarter gross profit totaled $1.0 million or 14.6% of the division's revenue compared to $447,000 or 9.1% of the division's revenue last year. "We have experienced greater operating efficiencies in our manufacturing businesses through shared resources since completing our relocation of worldwide headquarters to southwest Florida this year. In addition, wood manufacturing began to rollout new agreements in the third quarter including The Hudson Group's airport retail outlets and the Genesis magazine merchandising system, which has been well received by the retail community," said Flegel.

"We are excited by our strong third quarter results - a culmination of Source Interlink's new corporate infrastructure, market prowess and management expertise - and expect to continue to benefit from these strengths in the fourth quarter. In the next fiscal year, we expect to continue to streamline operations, leverage our diverse products and services, and capitalize on key growth initiatives and other cross-selling opportunities. In addition, we recently completed a new financing agreement that consolidates our credit facilities. This new arrangement is expected to provide the flexibility and liquidity for the company to continue to grow and prosper. The company reduced bank debt by approximately $4.9 million in the third quarter as a result of cash flow from operations totaling $1.8 million and utilization of cash on hand. Cash collections in the first half of the fourth quarter have been particularly strong as a result of collections in front-end management.

"Source Interlink has built a solid platform for future performance. Our year-to-date accomplishments provide the foundation for long-term success and we are confident in our ability to continue to deliver strong returns for our shareholders. We remain on target for our fiscal 2004 projections of net earnings between $0.55-0.65 per diluted share on revenue of approximately $350 million," Flegel concluded.


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Source Interlink will broadcast live via the Internet its third quarter conference call for fiscal year 2004 today at 10:00 a.m. Eastern Time to discuss financial results, business developments and future outlook. To listen to the call, please go to www.fulldisclosure.com. A replay of the webcast will be available for 30 days.

ABOUT SOURCE INTERLINK COMPANIES

Source Interlink Companies is the largest direct-to-retail magazine distributor and leading provider of marketing and front-end management services to publishers, retailers and vendors throughout North America. The company is also the leading custom designer and manufacturer of fixture displays for publishing, confectionary and general merchandise products.

Source Interlink's three complementary operating units, 1) In-Store Services, 2) Wood Manufacturing and 3) Magazine Distribution, provide full-service turnkey solutions that enable retailers, publishers, confectioners and general mass merchandisers to manage and grow their respective businesses in the multi-billion dollar front-end checkout sector. Through its integrated, broad-based market capabilities, Source Interlink touches the lives of approximately 500 million consumers on a weekly basis.

Source Interlink's Distribution/Fulfillment Division distributes more than 5,000 titles to approximately 8,000 retail stores, predominantly major book chains and specialty retailers including Barnes & Noble, Borders and B. Dalton Booksellers. The division is the largest U.S. importer of foreign magazine titles and a leading exporter of U.S. titles to the international market. In addition, the division distributes to the secondary wholesale channel. The company's ICN website offers retailers, suppliers, and publishers proprietary sales and marketing information products and services on a daily and weekly basis. For more information, please visit the company's website, http://www.sourceinterlink.com/.

Some of the information contained in this release contains forward-looking statements within the meaning of the federal securities laws. When used in this release, the words "may," "will," "believes," "anticipates," "intends," "expects," and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to: (i) dependence on the marketing and distribution strategies of publishers and other vendors; (ii) the company's ability to access checkout area information; (iii) risks associated with the Advance Pay Program, including problems collecting incentive payments from publishers; (iv) demand for display racks and store fixtures; (v) the company's ability to successfully implement its growth strategy; (vi) competition; (vii) the company's ability to effectively manage expansion; (viii) general economic and business conditions nationally, in the markets and industry in which the company does business; (ix) the company's ability to maintain adequate financing on acceptable terms sufficient to achieve its business plans
(x) the company's ability to successfully integrate acquired companies with and into its corporate organization, and (xi) the company's ability to attract and/or retain skilled management. Investors are also directed to consider other risks and uncertainties discussed in reports previously and subsequently filed by the company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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You may register to receive Source Interlink's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "KCSA Interactive Platform" icon at www.kcsa.com.

Tables follow:


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                        SOURCE INTERLINK COMPANIES, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)


                                                              (Unaudited)
                                                           Three Months Ended
                                                              October 31,
--------------------------------------------------------------------------------
                                                           2003          2002
--------------------------------------------------------------------------------
Revenues                                                 $ 92,024      $ 80,942
Costs of revenues                                          67,229        60,748
--------------------------------------------------------------------------------
Gross Profit                                               24,795        20,194
Selling, general and administrative expense                13,028        11,041
Fulfillment freight                                         4,516         4,119
Relocation expenses                                            --           614
--------------------------------------------------------------------------------
Operating Income                                            7,251         4,420
--------------------------------------------------------------------------------
Other Income (Expense)
        Interest expense, net                                (803)       (1,028)
        Other                                                (800)          515
--------------------------------------------------------------------------------
Total Other Income (Expense)                               (1,603)         (513)
--------------------------------------------------------------------------------
Income Before Income Taxes                                  5,648         3,907
Income tax expense                                          1,638         1,118
--------------------------------------------------------------------------------
Net Income                                               $  4,010      $  2,789
================================================================================

Earnings per Share - Diluted                             $   0.20      $   0.15
Weighted Average of Shares Outstanding - Diluted           20,285        18,672
================================================================================



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                        SOURCE INTERLINK COMPANIES, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)


                                                             (Unaudited)
                                                           Nine Months Ended
                                                              October 31,
-------------------------------------------------------------------------------
                                                          2003           2002
-------------------------------------------------------------------------------
Revenues                                               $ 258,195      $ 221,551
Costs of revenues                                        189,839        164,936
-------------------------------------------------------------------------------
Gross Profit                                              68,356         56,615
Selling, general and administrative expense               39,763         32,985
Fulfillment freight                                       12,995         11,112
Relocation expenses                                        1,730          1,605
-------------------------------------------------------------------------------
Operating Income                                          13,868         10,913
-------------------------------------------------------------------------------
Other Income (Expense)
        Interest expense, net                             (2,770)        (2,581)
        Other                                               (612)           284
-------------------------------------------------------------------------------
Total Other Income (Expense)                              (3,382)        (2,297)
-------------------------------------------------------------------------------
Income Before Income Taxes                                10,486          8,616
Income tax expense                                         2,977          3,164
-------------------------------------------------------------------------------
Net Income                                             $   7,509      $   5,452
===============================================================================

Earnings per Share - Diluted                           $    0.39      $    0.29
Weighted Average of Shares Outstanding - Diluted          19,487         18,497
===============================================================================


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                        SOURCE INTERLINK COMPANIES, INC.
                      Condensed Consolidated Balance Sheet
                                 (in thousands)


                                                                        (Unaudited)
                                                                        October 31,
                                                                           2003
-----------------------------------------------------------------------------------
Cash                                                                     $  4,977
Accounts receivable                                                        69,506
Inventories                                                                15,844
Income tax receivable                                                       2,448
Other current assets                                                        8,376
                                                                         --------
                                                                          101,151
Property, plants and equipment (net)                                       18,967
Intangible assets (net)                                                    50,830
Other assets                                                                9,902
                                                                         --------

      Total Assets                                                        180,850
                                                                         --------

Checks issued against future advances on revolving credit facilities        1,083
Accounts payable and accrued expenses                                      61,941
Current maturities of debt                                                  4,301
Other current liabilities                                                      24
                                                                         --------
                                                                           67,349
Debt, less current maturities                                              48,806
Other liabilities                                                             587
                                                                         --------

     Total Liabilities                                                    116,742

Equity                                                                     64,108
                                                                         --------

     Total Liabilities and Equity                                        $180,850
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